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                                                                    EXHIBIT 99.1

[PetroQuest Energy, Inc. Letterhead]

NEWS RELEASE
FOR IMMEDIATE RELEASE

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
For further information, contact:         Robert R. Brooksher, Vice President - Corporate Communications
                                          (337) 232-7028
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   PETROQUEST ENERGY, INC. ANNOUNCES 2001 YEAR-END AND FOURTH QUARTER RESULTS

Lafayette, Louisiana - February 27, 2002 - PetroQuest Energy, Inc. (NASDAQ:
PQUE) announced today net income for the quarter ended December 31, 2001 of $1,142,000 or $0.03 per share, as compared to fourth quarter 2000 net income of $5,239,000 or $0.17 per share. Included in net income for the quarter ended December 31, 2001 is a tax benefit of $759,000 primarily attributable to a revision in the Company's estimated effective income tax rate. Net cash flow from operations before working capital changes for the fourth quarter of 2001 increased 26% to $8,684,000 or $0.25 per share as compared to $6,914,000 or $0.22 per share for the comparable 2000 period. For the year ended December 31, 2001, net income was $11,645,000 or $0.34 per share and net cash flow from operations before working capital changes totaled $42,317,000 or $1.23 per share. Net income and net cash flow from operations before working capital changes for the year ended December 31, 2000 were $9,924,000 or $0.35 per share, and $15,702,000 or $0.56 per share, respectively.

On a thousand cubic feet equivalent (Mcfe) basis, fourth quarter 2001 production volumes equaled 4,298,000 Mcfe, a 172% increase over fourth quarter 2000 production volumes. For the year ended December 31, 2001, production volumes increased from 4,948,000 Mcfe in 2000 to 13,774,000 Mcfe or 178%. This is the result of the Company's successful drilling program, which had a 77% success rate completing 10 of 13 wells drilled in 2001.

Oil and gas sales during the fourth quarter of 2001 increased 33% to $12,420,000 as compared to the fourth quarter of 2000. For the year ended December 31, 2001, sales increased 147% to $54,967,000 from $22,267,000 for the year ended December 31, 2000. This increase in sales is the result of the significant production increases discussed above partially offset by lower product prices. Stated on a Mcfe basis, unit prices received during the fourth quarter and year ended December 31, 2001 were 51% and 11% lower, respectively, than the prices received during the comparable 2000 periods.

All-inclusive cash costs (lease operating expenses, production taxes, general and administrative expense and cash interest expense) for the fourth quarter of 2001 decreased to $.87 per Mcfe from $1.67 per Mcfe in the comparable period of 2000. For the year ended December 31, 2001, all-inclusive cash costs were $.94 per Mcfe representing a 34% decrease from the $1.43 per Mcfe for the previous year.

"2001 was a significant growth year for PetroQuest. Production, revenue, cash flow and net income all had considerable increases," said Charles Goodson, PetroQuest's Chairman and Chief Executive Officer. "Our budget for capital expenditures for 2002 is in the $45-$50 million range to be funded from cash flow, our credit facility and our recently completed equity offering. This budget will expose the Company to between 250 and 300 Bcfe in net unrisked reserve potential. We expect this aggressive drilling program to allow continued growth in 2002."

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2001 and 2000.

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                                                           Three Months Ended                Twelve Months Ended
                                                               December 31,                      December 31,
                                                          2001             2000             2001             2000
                                                          ----             ----             ----             ----
Production:
  Oil (Bbls)                                               191,332           50,016          791,405          160,631
  Gas (Mcf)                                              3,150,098        1,279,731        9,025,240        3,984,461
  Total Production (Mcfe)                                4,298,090        1,579,826       13,773,670        4,948,246

Sales:
  Total oil sales                                      $ 4,098,533      $ 1,507,486      $20,171,659      $ 4,809,382
  Total gas sales                                      $ 8,321,954      $ 7,822,169      $34,794,876      $17,457,307

Average sales prices:
  Oil (per Bbl)                                             $21.42           $30.14           $25.49           $29.94
  Gas (per Mcf)                                              $2.64            $6.11            $3.86            $4.38
  Per Mcfe                                                   $2.89            $5.91            $3.99            $4.50
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The following updates guidance for the first quarter and full year of 2002:

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                                                                           Guidance for             Guidance for
Description                                                              1st Quarter 2002               2002
-----------                                                              ----------------               ----
Production volumes (MMcfe/d)                                                44.0-45.0               48.0 - 52.0

Percent gas                                                                    70%                      70%

Expenses:
        Lease operating expenses (per Mcfe)                                $.55 - $.60              $.55 - $.60
        Production taxes (per Mcfe)                                        $.07 - $.10              $.07 - $.10
        Depreciation, depletion and amortization (per Mcfe)               $1.65 - $1.75            $1.65 - $1.75
        General and administrative (in millions)                           $1.3 - $1.5              $6.0 - $6.5
        Interest expense (in millions)                                    $.325 - $.375            $.900 - $1.100

Effective tax rate (all deferred)                                              35%                      35%
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PetroQuest Energy Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, both onshore and in shallow waters offshore.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.


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                             PETROQUEST ENERGY, INC.
                      Consolidated Statements of Operations
                (amounts in thousands, except per share amounts)

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                                                                  Three Months Ended                Twelve Months Ended
                                                                     December 31,                       December 31,
                                                                 2001             2000             2001             2000
                                                                 ----             ----             ----             ----
                                                                      (unaudited)
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Revenues:
        Oil and gas sales                                      $ 12,420          $ 9,330         $ 54,967         $ 22,267
        Interest and other income                                   (48)              90              314              294
                                                               --------          -------         --------         --------
                                                                 12,372            9,420           55,281           22,561
                                                               --------          -------         --------         --------

Expenses:
        Lease operating expenses                                  2,032              994            7,172            2,831
        Production taxes                                            274              318            1,096              944
        Depreciation, depletion and amortization                  7,681            2,399           23,094            6,386
        General and administrative                                1,573            1,255            4,752            3,248
        Interest expense                                            429               65            2,111               78
                                                               --------          -------         --------         --------
                                                                 11,989            5,031           38,225           13,487
                                                               --------          -------         --------         --------

Income from operations                                              383            4,389           17,056            9,074

        Income tax expense (benefit)                               (759)            (850)           5,411              (850)
                                                               --------          -------         --------         --------

Net income (loss)                                               $ 1,142          $ 5,239         $ 11,645          $ 9,924
                                                               ========          =======         ========         ========

Earnings (loss) per common share:
        Basic                                                   $  0.04           $ 0.17           $ 0.37           $ 0.37
                                                               ========          =======         ========         ========
        Diluted                                                 $  0.03           $ 0.17           $ 0.34           $ 0.35
                                                               ========          =======         ========         ========

Weighted average number of common shares:
        Basic                                                    32,526           30,126           31,818           26,919
        Diluted                                                  34,935           31,498           34,271           28,249
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